Proxy Voting Results

A special meeting of the fund's shareholders was held on October 26, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	26,346,963,828.16	95.405
Withheld	1,269,029,749.54	4.595
TOTAL	27,615,993,577.70	100.000
Albert R. Gamper, Jr. B
Affirmative	26,321,406,104.59	95.312
Withheld	1,294,587,473.11	4.688
TOTAL	27,615,993,577.70	100.000
Robert M. Gates
Affirmative	26,231,411,892.70	94.986
Withheld	1,384,581,685.00	5.014
TOTAL	27,615,993,577.70	100.000
George H. Heilmeier
Affirmative	26,316,012,184.81	95.293
Withheld	1,299,981,392.89	4.707
TOTAL	27,615,993,577.70	100.000
Abigail P. Johnson
Affirmative	26,220,074,127.79	94.945
Withheld	1,395,919,449.91	5.055
TOTAL	27,615,993,577.70	100.000
Edward C. Johnson 3d
Affirmative	26,178,573,707.41	94.795
Withheld	1,437,419,870.29	5.205
TOTAL	27,615,993,577.70	100.000
Stephen P. Jonas
Affirmative	26,295,566,032.38	95.219
Withheld	1,320,427,545.32	4.781
TOTAL	27,615,993,577.70	100.000
Marie L. Knowles
Affirmative	26,342,939,596.60	95.390
Withheld	1,273,053,981.10	4.610
TOTAL	27,615,993,577.70	100.000
Ned C. Lautenbach
Affirmative	26,340,642,660.73	95.382
Withheld	1,275,350,916.97	4.618
TOTAL	27,615,993,577.70	100.000
Marvin L. Mann
Affirmative	26,268,964,028.76	95.122
Withheld	1,347,029,548.94	4.878
TOTAL	27,615,993,577.70	100.000
William O. McCoy
Affirmative	26,274,352,396.31	95.142
Withheld	1,341,641,181.39	4.858
TOTAL	27,615,993,577.70	100.000
Robert L. Reynolds
Affirmative	26,317,937,962.57	95.300
Withheld	1,298,055,615.13	4.700
TOTAL	27,615,993,577.70	100.000
Cornelia M. Small
Affirmative	26,333,310,436.19	95.355
Withheld	1,282,683,141.51	4.645
TOTAL	27,615,993,577.70	100.000
William S. Stavropoulos
Affirmative	26,311,871,485.50	95.278
Withheld	1,304,122,092.20	4.722
TOTAL	27,615,993,577.70	100.000
Kenneth L. Wolfe
Affirmative	26,311,161,516.68	95.275
Withheld	1,304,832,061.02	4.725
TOTAL	27,615,993,577.70	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2006.